EXHIBIT 16(17)(V)

                           TOUCHSTONE STRATEGIC TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 AUGUST 7, 2006

                    PROXY SOLICITED BY THE BOARD OF TRUSTEES


The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints Jay Fitton and Frank Newbauer as proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders (the "Special Meeting") of Touchstone Strategic Trust (the "Trust") with respect to the Value Plus Fund, a series of the Trust, to be held at 303 Broadway, Suite 1100, Cincinnati, OH 45202 on August 7, 2006 at 9:30 a.m. Eastern Time, and any adjournments or postponements thereof, all shares of beneficial interest ("Shares") on the proposal set forth on the reverse regarding: (i) the Agreement and Plan of Reorganization (the "Reorganization Agreement") between the Value Plus Fund and the Large Cap Core Equity Fund, also a series of the Trust, and (ii) any other matters properly brought before the Special Meeting.


THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST'S BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE TRUST AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN PERSON AND VOTING AT THE SPECIAL MEETING.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

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FUND NAME - POSITION C

Vote on Proposal

THE BOARD OF TRUSTEES OF TOUCHSTONE STRATEGIC TRUST RECOMMENDS A VOTE FOR THE PROPOSAL TO:

1. APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION PROVIDING FOR THE TRANSFER OF THE ASSETS AND LIABILITIES OF THE VALUE PLUS FUND TO THE LARGE CAP CORE EQUITY FUND IN EXCHANGE FOR SHARES OF THE LARGE CAP CORE EQUITY FUND AND THE SUBSEQUENT LIQUIDATION OF THE VALUE PLUS FUND:

             |_|  For            |_|  Against        |_|  Abstain

PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID ENVELOPE

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus of Touchstone Strategic Trust. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.


Signature (Please sign within the box)                        Date
                                        -------------------        -----------

Signature (Joint Owners):                                     Date
                         ----------------------------------        -----------
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VOTE BY INTERNET - WWW.PROXYVOTE.COM
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Easter Time the day before the cut-off date or meeting time. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you wold like to reduce the costs of mailing shareholder communications, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Easter Time the day before the cut-off date or meeting time. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it I the postage-paid envelope we have provided or return it to Touchstone Value Plus Fund, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.